Exhibit 99.1

Contact:
Peter Kuipers	Omnicell, Inc.
Chief Financial Officer	590 East Middlefield Road
800-850-6664	Mountain View, CA 94043
Peter.Kuipers@Omnicell.com

Omnicell Reports Results for First Quarter 2019

GAAP and non-GAAP revenues of $202.5 million, up 10.9% year-over-year
GAAP net income per diluted share of $0.08, up 14.3% year-over-year
Non-GAAP net income per diluted share of $0.61, up 110.3% year-over-year

MOUNTAIN VIEW, Calif. -- April 25, 2019 -- Omnicell, Inc. (NASDAQ: OMCL), a leading provider of medication and supply management solutions to healthcare systems, today announced results for its first quarter ended March 31, 2019.
GAAP Results
GAAP revenues for the first quarter of 2019 were $202.5 million, up $19.9 million, or 10.9% from the first quarter of 2018.
First quarter 2019 GAAP net income as reported was $3.3 million, or $0.08 per diluted share. This compares to GAAP net income of $2.7 million, or $0.07 per diluted share, for the first quarter of 2018.
Non-GAAP Results
Non-GAAP revenues for the first quarter of 2019 were $202.5 million, up $19.9 million, or 10.9%, from the first quarter of 2018.
Non-GAAP net income for the first quarter of 2019 was $25.8 million, or $0.61 per diluted share. This compares to non-GAAP net income of $11.5 million, or $0.29 per diluted share, for the first quarter of 2018.
Non-GAAP net income for each period excludes, when applicable, the effect of share-based compensation expense, amortization expense of acquired intangible assets, acquisition-related expenses, fair value adjustments related to business acquisitions, restructuring and severance-related expenses, tax reform and restructuring income tax benefits and expenses, contingent gains, and amortization of debt issuance cost.
“We believe that customers and the market are embracing our Autonomous Pharmacy vision and the impact that advanced automation, data intelligence, and expert services will have on patient care,” said Randall A. Lipps, chairman, president, chief executive officer, and founder of Omnicell. “Our solutions are designed to drive improvement in patient and provider outcomes in a variety of healthcare settings across the continuum of care, with medication management automation becoming central to their success.”
2019 Guidance
For the second quarter of 2019, the Company expects non-GAAP total revenues to be between $211 million and $217 million. The Company expects non-GAAP product revenues to be between $153 million and $158 million, and non-GAAP service revenues to be between $58 million and $59 million. The Company expects second quarter 2019 non-GAAP earnings to be between $0.61 and $0.66 per share.
For the year 2019, the Company expects product bookings to be between $745 million and $780 million. The Company expects non-GAAP total revenues to be between $880 million and $900 million. The Company expects non-GAAP product revenues to be between $652 million and $668 million, and non-GAAP service revenues to be between $228 million and $232 million. The Company expects 2019 non-GAAP earnings to be between $2.62 and $2.82 per share.
The table below summarizes 2019 guidance outlined above.

	Q2'19	2019
Product Bookings	Not provided	$745 million - $780 million
Non-GAAP Total Revenues	$211 million - $217 million	$880 million - $900 million
Non-GAAP Product Revenues	$153 million - $158 million	$652 million - $668 million
Non-GAAP Service Revenues	$58 million - $59 million	$228 million - $232 million
Non-GAAP EPS	$0.61 - $0.66	$2.62 - $2.82
Omnicell Conference Call Information
Omnicell will hold a conference call today, Thursday, April 25, 2019 at 1:30 p.m. PT to discuss first quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 1788166. Internet users can access the conference call at http://ir.omnicell.com/communications/events-presentations. A replay of the call will be available today at approximately 4:30 p.m. PT and will be available until 11:59 p.m. PT on May 24, 2019. The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, Conference ID # is 1788166.

About Omnicell
Since 1992, Omnicell has been inspired to create safer and more efficient ways to manage medications across all care settings. Through our industry-leading medication management platform that spans the continuum of care, Omnicell is developing a vision for a fully automated infrastructure, powered by a cloud data platform that supports improved patient care, fewer errors, enhanced safety, and new opportunities for growth.
Omnicell’s vision for the Autonomous Pharmacy integrates a comprehensive set of solutions across three key areas: Automation solutions designed to digitize and streamline workflows; Intelligence that provides actionable insights to better understand medication usage and improve pharmacy supply chain management; and Work - expert services that serve as an extension of pharmacy operations to support improved efficiency, regulatory compliance, and patient outcomes.
Over 5,500 facilities worldwide use Omnicell automation and analytics solutions to help increase operational efficiency, reduce medication errors, deliver actionable intelligence, and improve patient safety. More than 40,000 institutional and retail pharmacies across North America and the United Kingdom leverage Omnicell's innovative medication adherence solutions designed to improve patient engagement and adherence to prescriptions, helping to reduce costly hospital readmissions.
For more information about Omnicell, Inc. please visit www.omnicell.com.
Omnicell and the Omnicell logo are registered trademarks of Omnicell, Inc. in the United States and other countries.
Forward-Looking Statements
To the extent any statements contained in this release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Such statements include, but are not limited to, Omnicell’s projected bookings, revenues and earnings per share; pipeline; new products and solutions yet to be generally available; and new sales opportunities. Risks that contribute to the uncertain nature of the forward-looking statements include (i) Omnicell's ability to take advantage of the growth opportunities in medication management across the spectrum of healthcare settings from hospital to home, (ii) Omnicell's ability to develop and commercialize new products, including the XR2 Automated Central Pharmacy System and the IVX Workflow semi-automated workflow solution, and enhance existing products, (iii) Omnicell's ability to deliver on our vision of the Autonomous Pharmacy and the impact that advanced automation, data intelligence, and expert services will have on patient care, (iv) unfavorable general economic and market conditions, (v) risks to growth and acceptance of Omnicell's products and services, including competitive conversions, (vi) growth of the clinical automation and workflow automation market generally, (vii) potential of increasing competition, (viii) potential regulatory changes, (ix) Omnicell's ability to improve sales productivity to grow product bookings, and (x) Omnicell's ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions. These and other risks and uncertainties are described more fully in Omnicell’s most recent filings with the Securities and Exchange Commission (“SEC”). Prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with GAAP. Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share. Additionally, we calculate adjusted EBITDA (another non-GAAP measure) by means of adjustments to GAAP net income. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, net income per diluted share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.
Our non-GAAP revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period-to-period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth, and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)
Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as they represent expenses that do not require cash settlement from Omnicell.

b)
Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

c)
Amortization of debt issuance cost. Debt issuance cost represents costs associated with the issuance of Term Loan and Revolving Line of Credit facilities. The cost includes underwriting fees, original issue discount, ticking fee, and legal fees. This non-cash expense is not considered by management to reflect the core cash-generating performance of the business and therefore is excluded from our non-GAAP results.

d)
Severance and other related expenses. We excluded from our non-GAAP results the expenses which are related to restructuring events. These expenses are unrelated to our ongoing operations, and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and the financial results of peer companies.

e)
Tax impact from restructuring activity. We excluded from our non-GAAP results the tax impacts related to restructuring activity. These impacts are unrelated to our ongoing operations, and we do not expect them to occur in the ordinary course of business. We believe that excluding these impacts provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and the financial results of peer companies.

f)
Tax impact from intellectual property (“IP”) restructuring. We excluded from our non-GAAP results the tax impacts related to IP restructuring. These impacts are unrelated to our ongoing operations, and we do not expect them to occur in the ordinary course of business. We believe that excluding these impacts provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and the financial results of peer companies.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock compensation plans or other items.
We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

a)
Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business.

b)
Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods.

c)
These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.

d)
These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:

i)
While share-based compensation calculated in accordance with Accounting Standard Codification (“ASC”) 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of share-based compensation expense to assist management and investors in evaluating our core operating results.

ii)
We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Our adjusted EBITDA calculation is defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including ASC 718 share-based compensation expense, as well as certain non-GAAP adjustments.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

a)
Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

b)	Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.
Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.
Our 2019 guidance for non-GAAP earnings per share, as well as certain projections to be discussed in the conference call noted above, exclude “certain items,” which include but are not limited to: unusual gains and losses; costs associated with future restructurings; acquisition-related expenses; and certain tax and litigation outcomes. We do not provide a reconciliation of non-GAAP earnings per share guidance to the comparable GAAP measure as these items are inherently uncertain and difficult to estimate, and cannot be predicted without unreasonable effort. We believe such a reconciliation would imply a degree of precision that could be confusing to investors. These items may also have a material impact on GAAP earnings per share in future periods.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three months ended March 31,
	2019	2018 (a)
Revenues:
Product revenues	$145,610	$130,659
Services and other revenues	56,907	51,960
Total revenues	202,517	182,619
Cost of revenues:
Cost of product revenues	78,811	75,417
Cost of services and other revenues	26,589	24,747
Total cost of revenues	105,400	100,164
Gross profit	97,117	82,455
Operating expenses:
Research and development	16,078	16,537
Selling, general, and administrative	68,278	65,285
Total operating expenses	84,356	81,822
Income from operations	12,761	633
Interest and other income (expense), net	(1,410)	(2,729)
Income (loss) before provision for income taxes	11,351	(2,096)
Provision for (benefit from) income taxes	8,067	(4,816)
Net income	$3,284	$2,720
Net income per share:
Basic	$0.08	$0.07
Diluted	$0.08	$0.07
Weighted-average shares outstanding:
Basic	40,692	38,635
Diluted	42,281	39,691

(a)	Includes a $0.6 million reclassification from services and other revenues to product revenues to conform with current-period presentation.

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$77,244	$67,192
Accounts receivable and unbilled receivables, net	203,489	196,238
Inventories	103,909	100,868
Prepaid expenses	17,048	20,700
Other current assets	12,017	12,136
Total current assets	413,707	397,134
Property and equipment, net	52,039	51,500
Long-term investment in sales-type leases, net	19,469	17,082
Operating lease right-of-use assets	63,851	—
Goodwill	336,119	335,887
Intangible assets, net	138,893	143,686
Long-term deferred tax assets	32,043	15,197
Prepaid commissions	43,669	46,143
Other long-term assets	77,270	74,613
Total assets	$1,177,060	$1,081,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,466	$38,038
Accrued compensation	29,056	41,660
Accrued liabilities	52,996	43,047
Deferred revenues, net	90,104	81,835
Total current liabilities	210,622	204,580
Long-term deferred revenues	10,302	10,582
Long-term deferred tax liabilities	61,405	41,484
Long-term operating lease liabilities	57,470	—
Other long-term liabilities	9,786	9,562
Long-term debt, net	96,990	135,417
Total liabilities	446,575	401,625
Total stockholders’ equity	730,485	679,617
Total liabilities and stockholders’ equity	$1,177,060	$1,081,242

Omnicell, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three months ended March 31,
	2019	2018
Operating Activities
Net income	$3,284	$2,720
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	12,637	12,310
Loss on disposal of fixed assets	355	—
Share-based compensation expense	8,410	6,528
Deferred income taxes	3,075	(5,128)
Amortization of operating lease right-of-use assets	2,602	—
Amortization of debt financing fees	573	573
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	(7,251)	(632)
Inventories	(2,936)	(6,881)
Prepaid expenses	3,652	(769)
Other current assets	373	(997)
Investment in sales-type leases	(2,641)	(1,491)
Prepaid commissions	2,474	1,796
Other long-term assets	5,206	(1,673)
Accounts payable	(233)	(9,416)
Accrued compensation	(12,604)	2,391
Accrued liabilities	127	4,276
Deferred revenues	7,989	15,118
Operating lease liabilities	(2,669)	—
Other long-term liabilities	4,074	131
Net cash provided by operating activities	26,497	18,856
Investing Activities
Software development for external use	(11,717)	(5,272)
Purchases of property and equipment	(4,980)	(9,268)
Net cash used in investing activities	(16,697)	(14,540)
Financing Activities
Repayment of debt and revolving credit facility	(39,000)	(2,500)
At the market offering, net of offering costs	20,216	—
Proceeds from issuances under stock-based compensation plans	20,526	9,541
Employees’ taxes paid related to restricted stock units	(1,920)	(1,300)
Net cash provided by (used in) financing activities	(178)	5,741
Effect of exchange rate changes on cash and cash equivalents	430	1,292
Net increase in cash and cash equivalents	10,052	11,349
Cash and cash equivalents at beginning of period	67,192	32,424
Cash and cash equivalents at end of period	$77,244	$43,773

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three months ended
	March 31, 2019	March 31, 2018

Reconciliation of GAAP revenues to non-GAAP revenues:
GAAP revenues	$202,517	$182,619
Non-GAAP revenues	$202,517	$182,619

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$97,117	$82,455
GAAP gross margin	48.0%	45.2%
Share-based compensation expense	1,462	1,019
Amortization of acquired intangibles	2,066	2,791
Non-GAAP gross profit	$100,645	$86,265
Non-GAAP gross margin	49.7%	47.2%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$84,356	$81,822
GAAP operating expenses % to total revenues	41.7%	44.8%
Share-based compensation expense	(6,948)	(5,509)
Amortization of acquired intangibles	(2,716)	(3,238)
Severance and other expenses	(286)	(1,512)
Non-GAAP operating expenses	$74,406	$71,563
Non-GAAP operating expenses % to total non-GAAP revenues	36.7%	39.2%

Reconciliation of GAAP income from operations to non-GAAP income from operations:
GAAP income from operations	$12,761	$633
GAAP operating income % to total revenues	6.3%	0.3%
Share-based compensation expense	8,410	6,528
Amortization of acquired intangibles	4,782	6,029
Severance and other expenses	286	1,512
Non-GAAP income from operations	$26,239	$14,702
Non-GAAP operating income % to total non-GAAP revenues	13.0%	8.1%

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three months ended
	March 31, 2019	March 31, 2018
Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income	$3,284	$2,720
Tax benefit for restructuring activity	—	(4,205)
Tax impact of IP restructuring	9,624	—
Share-based compensation expense	8,410	6,528
Amortization of acquired intangibles	4,782	6,029
Severance and other expenses(a)	859	2,085
Tax effect of the adjustments above(b)	(1,184)	(1,703)
Non-GAAP net income	$25,775	$11,454

Reconciliation of GAAP net income per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	42,281	39,691

Shares - diluted Non-GAAP	42,281	39,691

GAAP net income per share - diluted	$0.08	$0.07
Tax benefit for restructuring activity	—	(0.10)
Tax impact of IP restructuring	0.23	—
Share-based compensation expense	0.20	0.16
Amortization of acquired intangibles	0.11	0.15
Severance and other expenses	0.02	0.05
Tax effect of the adjustments above(b)	(0.03)	(0.04)
Non-GAAP net income per share - diluted	$0.61	$0.29

Reconciliation of GAAP net income to non-GAAP Adjusted EBITDA(c):
GAAP net income	$3,284	$2,720
Share-based compensation expense	8,410	6,528
Interest (income) and expense, net	706	1,772
Depreciation and amortization expense	12,637	12,310
Severance and other expenses	859	2,085
Income tax expense (benefit)	8,067	(4,816)
Non-GAAP adjusted EBITDA	$33,963	$20,599

(a)
For the three months ended March 31, 2019, other expenses include $0.4 million and $0.2 million of amortization of debt issuance costs related to prior acquisitions and credit facilities amendments, respectively, and $0.3 million of IP restructuring costs. For the three months ended March 31, 2018, other expenses include $0.4 million and $0.2 million of amortization of debt issuance costs related to prior acquisitions and credit facilities amendments, respectively.

(b)
Tax effects calculated for all adjustments except tax benefits and expenses, and share-based compensation expense, using an estimated annual effective tax rate of 21% for both fiscal years 2019 and 2018.

(c)	Defined as earnings before interest income and expense, taxes, depreciation and amortization, share-based compensation, as well as excluding certain non-GAAP adjustments.